As filed with the Securities and Exchange Commission on July 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 Under

THE SECURITIES ACT OF 1933

SKYX Platforms Corp.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	46-3645414 (I.R.S. Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip code)

SKYX Platforms Corp. Amended and Restated 2021 Stock Incentive Plan

(Full title of the plan)

Leonard J. Sokolow

Co-Chief Executive Officer

SKYX Platforms Corp.

2855 W. McNab Road

Pompano Beach, Florida 33069

(855) 759-7584

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SKYX Platforms Corp. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional 20,000,000 shares of common stock, no par value per share (“Common Stock”), of the Registrant, which are issuable under the SKYX Platforms Corp. Amended and Restated 2021 Stock Incentive Plan (the “Plan”) as a result of an increase to the reserve under the Plan, as approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on July 10, 2024.

The additional shares of Common Stock issuable pursuant to the Plan are securities of the same class as other securities for which a Registration Statement on Form S-8 was filed with the Commission on February 10, 2022 (File No. 333-262613) (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on April 1, 2024;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 14, 2024;

●	the Registrant’s Current Reports on Form 8-K filed with the Commission on April 1, 2024, April 17, 2024, May 14, 2024, and July 10, 2024 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	the description of the Registrant’s common stock set forth in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829) filed with the Commission on December 22, 2021).
4.2	Articles of Amendment to Articles of Incorporation, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock (effective August 12, 2016) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829) filed with the Commission on December 22, 2021).
4.3	Articles of Amendment to Articles of Incorporation (effective February 7, 2022) (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 14, 2022).
4.4	Articles of Amendment to Articles of Incorporation (effective June 14, 2022) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2022).
4.5	Articles of Amendment to Articles of Incorporation (effective May 2, 2023) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 5, 2023).
4.6	Second Amended and Restated Bylaws of the Registrant (effective June 14, 2022) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2022).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Amended and Restated 2021 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2024).
99.2	Form of Nonqualified Stock Option Agreement (2021 Plan) (August 2022) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 5, 2022).
99.3	Form of Incentive Stock Option Agreement (2021 Plan) (August 2022) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 5, 2022).
99.4	Form of Restricted Shares Award Agreement (2021 Plan) (August 2022) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 5, 2022).
99.5	Form of Restricted Share Unit Award Agreement (2021 Plan) (August 2022) (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 5, 2022).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on July 11, 2024.

SKYX PLATFORMS CORP.

By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
Co-Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John P. Campi, Leonard J. Sokolow, Marc-Andre Boisseau, and Robin Powell, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign and file amendments to this Registration Statement (including post-effective amendments), and to sign and file any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, including, in each case, filing all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in connection therewith, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, and their substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

By:	/s/ John P. Campi	Co-Chief Executive Officer	July 11, 2024
	John P. Campi	(Principal Executive Officer)

By:	/s/ Leonard J. Sokolow	Co-Chief Executive Officer and Director	July 11, 2024
	Leonard J. Sokolow	(Principal Executive Officer)

By:	/s/ Marc-Andre Boisseau	Chief Financial Officer	July 11, 2024
	Marc-Andre Boisseau	(Principal Financial and Accounting Officer)

By:	/s/ Rani R. Kohen	Executive Chairman and Director	July 11, 2024
Rani R. Kohen

By:	/s/ Nancy DiMattia	Director	July 11, 2024
Nancy DiMattia

By:	/s/ Gary N. Golden	Director	July 11, 2024
Gary N. Golden

By:	/s/ Efrat L. Greenstein Brayer	Director	July 11, 2024
Efrat L. Greenstein Brayer

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